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                                                                    Exhibit 23.1



CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENTS ON FORM S-8 PERTAINING TO THE 1993 STOCK OPTION PLAN, THE NON-STATUTORY STOCK OPTION, THE 1996 EQUITY INCENTIVE PLAN, THE 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AND THE 2000 EQUITY INCENTIVE PLAN AND REGISTRATION STATEMENTS ON FORM S-3 (REG. NOS. 333-68117, 333-72225, 333-79925, 333-92355, AND 333-47680)
OF AVIGEN, INC. OF OUR REPORT DATED AUGUST 3, 2001, WITH RESPECT TO THE FINANCIAL STATEMENTS OF AVIGEN, INC. INCLUDED IN THIS ANNUAL REPORT (FORM 10-K) FOR THE YEAR ENDED JUNE 30, 2001.

                                        /s/ ERNST & YOUNG, LLP

Palo Alto, California
September 25, 2001